TriQuint Announces First Quarter 2014 Results

HILLSBORO, OREGON (USA) - April 23, 2014 - TriQuint Semiconductor, Inc. (NASDAQ: TQNT), a leading RF solutions supplier and technology innovator, announces its financial results for the quarter ended March 29, 2014, including the following highlights:

•	Revenue was $177.6 million with a strong book-to-bill ratio of 1.22

•	GAAP gross margin was 33% and net loss was $(0.12) per share

•	Non-GAAP gross margin was 35% and net loss was $(0.06) per share

•	Received orders for 4th S-Band radar system

•	Strong book-to-bill of 1.74 for discrete premium filters

•	New MMPAs with envelope tracking captured design wins in Korea & China

•	Introduced 130 Watt SpatiumTM Solid State Power Amplifier for Ka-Band Satellite Communications

•	Base station product revenue more than doubled from Q1 2013 [1]

•	Received Supplier Excellence Award for Outstanding Performance from Hughes Network Systems, LLC

Commenting on the results, Ralph Quinsey, President and Chief Executive Officer, stated, “Better product mix and successful factory cost management led to a substantially better gross margin compared to Q1 of 2013 and earnings well above analyst expectations. Demand for Q2 remains healthy as we transition into our seasonally stronger quarters and I am confident we continue to be on track to deliver significantly improved financial results in 2014. Merger preparation and integration planning with RFMD has successfully ramped up in anticipation of a second half 2014 close."

1 Excludes commercial foundry revenue

Summary Financial Results for the Three Months Ended March 29, 2014:

Revenue for the first quarter of 2014 was $177.6 million, down 4% from the first quarter of 2013 and 34% sequentially. First quarter revenue declined 4% from the first quarter of 2013, driven primarily by the defense market.

Cash and investments increased by $84.5 million to $163.5 million driven by a reduction in accounts receivable and cash proceeds from employee stock option exercises.

GAAP

Gross margin for the first quarter of 2014 was 33.2%, up sharply from 21.0% in the first quarter of 2013 due to product mix and better factory cost management. Operating expenses for the first quarter of 2014 were $79.0 million, up slightly sequentially.

Net loss for the first quarter of 2014 was $19.1 million or $(0.12) per diluted share, compared with a net loss of $27.9 million or $(0.17) per share in Q1 of 2013.

Non-GAAP

Gross margin for the first quarter was 35.3%, up sharply from 22.8% in the first quarter of 2013. Operating expenses for the quarter were $70.9 million, down slightly sequentially.

Net loss for the first quarter of 2014 was $9.4 million, or $(0.06) per diluted share, compared with a net loss of $27.2 million or $(0.17) per share in Q1 of 2013.

Please see the discussion of non-GAAP financial measures below and the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Outlook:

The company is fully booked to our second quarter 2014 revenue expectation of $215 million to $225 million. Non-GAAP gross margin is expected to be between 37% and 38%. Second quarter non-GAAP net income is expected to be between $0.06 and $0.08 on an estimated 180 million diluted shares. Both revenue and earnings guidance are well above current analyst estimates and indicate robust sequential improvement.

Additional Information Regarding March 29, 2014 Results:
GAAP and non-GAAP financial measures are presented in the tables below (in millions, except for percentage and per share information). Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the table later in this press release.

GAAP RESULTS

	Three Months Ended
	Q1 2014	Q4 2013	Change vs. Q4 2013	Q1 2013	Change vs. Q1 2013
Revenue	$177.6	$267.7	(34)%	$184.2	(4)%
Gross Profit	$59.1	$70.0	(16)%	$38.8	52%
Gross Margin %	33.2%	26.1%	7.1%	21.0%	12.2%
Operating Loss	$(20.0)	$(8.5)	(135)%	$(34.5)	42%
Net Loss	$(19.1)	$(8.7)	(120)%	$(27.9)	32%
Loss per share	$(0.12)	$(0.05)	$(0.07)	$(0.17)	$0.05

NON-GAAP RESULTS A

	Three Months Ended
	Q1 2014	Q4 2013	Change vs. Q4 2013	Q1 2013	Change vs. Q1 2013
Revenue	$177.6	$267.7	(34)%	$184.2	(4)%
Gross Profit	$62.6	$99.6	(37)%	$42.0	49%
Gross Margin %	35.3%	37.2%	(1.9)%	22.8%	12.5%
Op (Loss) Income	$(8.3)	$28.4	(129)%	$(26.0)	68%
Net (Loss) Income	$(9.4)	$26.4	(136)%	$(27.2)	65%
(Loss) Inc per share	$(0.06)	$0.16	$(0.22)	$(0.17)	$0.11
A	Excludes stock based compensation charges, non-cash tax benefit, certain entries associated with mergers and acquisitions and other specifically identified non-routine transactions.

Conference Call:
TriQuint will host a conference call this afternoon at 1:30 p.m. PDT to discuss the results for the quarter and our future expectations for the company. To access the conference call, please dial (888) 813-6582 domestically, or (706) 643-7082 internationally, approximately ten minutes prior to the beginning of the call, using passcode 8679181. The call can also be heard via webcast accessed through the “Investors” section of TriQuint's web site at: http://invest.triquint.com. A replay of the conference call will be available until May 7, 2014.

Non-GAAP Financial Measures:
This press release provides financial measures for non-GAAP net income (loss), diluted earnings (loss) per share, gross profit, gross margin, operating expenses and operating income (loss) that exclude equity compensation expense, non-cash tax expense (benefit), certain entries associated with mergers and acquisitions and other specifically identified non-routine items, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The charges associated with acquisitions reflect the amortization of intangible and tangible assets, transaction costs and changes to the earnout liability estimates recorded in connection with acquisition accounting and charged to the income statement. The non-cash tax expense (benefit) excludes certain deferred tax charges and benefits that do not currently result in a tax payment or tax refund. Management believes that these non-GAAP financial measures provide meaningful supplemental information that enhances management's and investors' ability to evaluate TriQuint's operating results.

These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share.

Forward-Looking Statements:
This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding seasonally stronger demand in our second quarter, improved financial results in 2014; and statements under "Outlook" regarding anticipated second quarter revenues, non-GAAP gross margin and non-GAAP diluted earnings per share for the second quarter and our bookings to anticipated revenue. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in TriQuint's reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, TriQuint undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.
A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in TriQuint's filings with the Securities and Exchange Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint
Founded in 1985, TriQuint Semiconductor (NASDAQ: TQNT) is a leading RF solutions supplier and technology innovator for the world's top communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry's broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO 9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

TriQuint: Reach Further, Reach Faster™

TQNT-F

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: steve.buhaly@triquint.com	Grant Brown Director, Investor Relations TriQuint Semiconductor, Inc Tel: +1.503.615.9413 E-mail: grant.brown@triquint.com	Media Contact: Brandi Frye Sr. Director, Corporate Communications TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: brandi.frye@triquint.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 29, 2014	December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$163,522	$79,026
Accounts receivable, net	124,038	177,114
Inventories	162,969	159,488
Prepaid expenses	12,442	13,617
Deferred tax assets, net	15,015	12,787
Other current assets	29,624	39,960
Total current assets	507,610	481,992
Property, plant and equipment, net	419,829	420,363
Goodwill	13,519	13,519
Intangible assets, net	21,826	23,510
Deferred tax assets – noncurrent, net	70,412	61,554
Other noncurrent assets, net	33,915	32,319
Total assets	$1,067,111	$1,033,257

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$53,665	$52,472
Accrued payroll	37,024	39,743
Other accrued liabilities	16,044	15,893
Total current liabilities	106,733	108,108
Long-term liabilities:
Long-term income tax liability	2,152	2,062
Cross-licensing liability	11,985	11,752
Other long-term liabilities	16,819	16,782
Total liabilities	137,689	138,704
Stockholders' equity:
Common stock	169	162
Additional paid-in capital	753,834	699,903
Accumulated other comprehensive income	95	95
Retained earnings	175,324	194,393
Total stockholders' equity	929,422	894,553
Total liabilities and stockholders' equity	$1,067,111	$1,033,257

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 29, 2014	December 31, 2013	March 30, 2013

Revenues	$177,606	$267,731	$184,209
Cost of goods sold	118,556	197,755	145,437
Gross profit	59,050	69,976	38,772

Operating expenses:
Research, development and engineering	49,870	49,765	46,071
Selling, general and administrative	29,163	28,760	27,241
Total operating expenses	79,033	78,525	73,312

Operating loss	(19,983)	(8,549)	(34,540)

Other (expense) income:
Interest income	27	23	38
Interest expense	(855)	(1,046)	(1,139)
Other, net	45	(102)	(309)
Other (expense) income, net	(783)	(1,125)	(1,410)

Loss before income tax	(20,766)	(9,674)	(35,950)

Income tax benefit	(1,697)	(939)	(8,001)
Net loss	$(19,069)	$(8,735)	$(27,949)

Per Share Data:
Basic per share net loss	$(0.12)	$(0.05)	$(0.17)
Diluted per share net loss	$(0.12)	$(0.05)	$(0.17)

Weighted-average shares outstanding:
Basic	164,386	160,190	160,758
Diluted	164,386	160,190	160,758

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(% of revenue)

	Three Months Ended
	March 29, 2014	December 31, 2013	March 30, 2013

Revenues	100.0%	100.0%	100.0%
Cost of goods sold	66.8%	73.9%	79.0%
Gross profit	33.2%	26.1%	21.0%

Operating expenses:
Research, development and engineering	28.1%	18.6%	25.0%
Selling, general and administrative	16.4%	10.7%	14.8%
Total operating expenses	44.5%	29.3%	39.8%

Operating loss	(11.3)%	(3.2)%	(18.8)%

Other (expense) income:
Interest income	0.0%	0.0%	0.0%
Interest expense	(0.4)%	(0.4)%	(0.6)%
Other, net	0.0%	(0.0)%	(0.2)%
Other (expense) income, net	(0.4)%	(0.4)%	(0.8)%

Loss before income tax	(11.7)%	(3.6)%	(19.6)%

Income tax benefit	(1.0)%	(0.3)%	(4.4)%
Net loss	(10.7)%	(3.3)%	(15.2)%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(Dollars in thousands, except per share amounts)
	Three Months Ended
	March 29, 2014		December 31, 2013		March 30, 2013
	(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$59,050	33.2%	$69,976	26.1%	$38,772	21.0%
Adjustment for stock based compensation charges	1,785	1.0%	3,222	1.2%	2,036	1.1%
Adjustment for restructuring and impairment charges	715	0.4%	25,283	9.4%	—	—%
Adjustment for charges associated with acquisitions	1,083	0.7%	1,103	0.5%	1,208	0.7%
NON-GAAP GROSS PROFIT	$62,633	35.3%	$99,584	37.2%	$42,016	22.8%

GAAP OPERATING EXPENSES	$79,033	44.5%	$78,525	29.3%	$73,312	39.8%
Adjustment for stock based compensation charges	(4,805)	(2.7)%	(5,202)	(1.9)%	(4,987)	(2.7)%
Adjustment for restructuring and impairment charges	(1,080)	(0.6)%	(1,837)	(0.7)%	—	—%
Adjustment for charges associated with acquisitions	(2,200)	(1.2)%	(337)	(0.1)%	(314)	(0.2)%
NON-GAAP OPERATING EXPENSES	$70,948	40.0%	$71,149	26.6%	$68,011	36.9%

GAAP OPERATING LOSS	$(19,983)	(11.3)%	$(8,549)	(3.2)%	$(34,540)	(18.8)%
Adjustment for stock based compensation charges	6,590	3.7%	8,424	3.1%	7,023	3.8%
Adjustment for restructuring and impairment charges	1,795	1.0%	27,120	10.1%	—	—%
Adjustment for charges associated with acquisitions	3,283	1.9%	1,440	0.6%	1,522	0.9%
NON-GAAP OPERATING (LOSS) INCOME	$(8,315)	(4.7)%	$28,435	10.6%	$(25,995)	(14.1)%

GAAP NET LOSS	$(19,069)	(10.7)%	$(8,735)	(3.3)%	$(27,949)	(15.2)%
Adjustment for stock based compensation charges	6,590	3.7%	8,424	3.2%	7,023	3.8%
Adjustment for restructuring and impairment charges	1,795	1.0%	27,120	10.1%	—	—%
Adjustment for non-cash tax benefit	(2,190)	(1.2)%	(2,178)	(0.8)%	(8,311)	(4.5)%
Adjustment for charges associated with acquisitions	3,510	1.9%	1,721	0.6%	2,012	1.1%

NON-GAAP NET (LOSS) INCOME	$(9,364)	(5.3)%	$26,352	9.8%	$(27,225)	(14.8)%

GAAP DILUTED LOSS PER SHARE	(0.12)		$(0.05)		$(0.17)
Adjustment for stock based compensation charges	0.04		0.05		0.04
Adjustment for restructuring and impairment charges	0.01		0.16		0.00
Adjustment for non-cash tax benefit	(0.01)		(0.01)		(0.05)
Adjustment for charges associated with acquisitions	0.02		0.01		0.01
NON-GAAP DILUTED (LOSS) EARNINGS PER SHARE	$(0.06)		$0.16		$(0.17)

Our earnings release contains forward looking estimates of non-GAAP gross margin and loss per share for the second quarter of 2014. We provide these non-GAAP measures on a prospective basis for the same reasons that we provide them to investors on a historical basis. The following table provides a reconciliation of GAAP gross margin and loss per share to non-GAAP gross margin and earnings per share anticipated for the second quarter of 2014 based on the mid-point of guidance.

Forward Looking Q2 GAAP Gross Margin	36.0%
Adjustment for stock based compensation charges	1.0%
Adjustment for charges associated with acquisitions	0.5%
Forward Looking Q2 non-GAAP Gross Margin	37.5%

Forward Looking Q2 GAAP Net Earnings per Share	$0.01
Adjustment for stock based compensation charges	0.05
Adjustment for non-cash tax benefit	(0.01)
Adjustment for charges associated with acquisitions	0.02
Forward Looking Q2 non-GAAP Net Earnings per Share	$0.07